EXHIBIT 99.1




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NEWS RELEASE
November 14, 2019

              FSI ANNOUNCES Third Quarter, 2019 FINANCIAL RESULTS A
  Conference call is scheduled for Friday November 15th , 11:00am Eastern time,
          8:00 am Pacific Time See dial in number and explanation below


VICTORIA,   BRITISH   COLUMBIA,   November   14,   2019  -  FLEXIBLE   SOLUTIONS
INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the third quarter (Q3) ended September 30, 2019.

Mr. Daniel B. O'Brien, CEO, states, "We are pleased to show significant positive revenue growth for the quarter and anticipate that this will continue in Q4, however, it is important to note that Q4 2018 was the first time that the ENP acquisition appeared in our revenue." Mr. O'Brien continues, "Profit for the quarter and year to date is good but operating cash flow for the 9 months plus our investment income is the number that shows how strong we have become."

     o Sales in the Third quarter (Q3) were $7,403,492, up approximately 94% when compared to sales of $3,816,626 in the corresponding period a year ago. The financials show a Q3, 2019 net profit of $412,048, or $0.03 per share, compared to a net loss of $145,470, or $0.01 per share, in Q3, 2018.

     o Basic weighted average shares used in computing earnings per share amounts in Q3 were 12,108,110 and 11,630,991 for Q3, 2019 and Q3, 2018 respectively.

     o Non-GAAP operating cash flow: For the 9 months ending September 30, 2019, net income reflects $591,472 of non-cash charges (depreciation, stock option expenses), as well as gain (loss) on disposition (and involuntary disposition) of equipment, gain on investment, interest expense, interest income, write down of inventory, and income tax; Net income attributable to non-controlling interests. These are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $2,534,644, or $0.21 per share. This compares with operating cash flow of $1,658,924, or $0.14 per share, in the corresponding 9 months of 2018 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavrTM division as a result of the ongoing drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.


Conference call

A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Friday November 15th . CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 800-667-5617 (or 1 334-323-0501) just prior to the scheduled call time. The conference call title, "Third Quarter 2019 Financials," may be requested.


The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended September 30, 2019. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                                       1
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                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
               For 3 Months Ended September 30 (9 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                  3 months ended September 30
                                                    2019             2018
                                               --------------------------------
Revenue                                        $7,403,492      $3,816,626

Income (loss) before income tax - GAAP         $  915,802     $  (182,838)

Provision for Income tax (expense) /           $ (213,771)    $    37,368
recovery  - GAAP
Net income (loss)  - GAAP                      $  412,048 a   $  (145,470)

Net income (loss) per common share - basic. -  $     0.03 a   $     (0.01)
GAAP
3 month weighted average shares used in        12,108,110      11,630,991
computing per share amounts - basic.-  GAAP
                                                  9 month Operating Cash Flow
                                                       Ended September 30
                                               --------------------------------
Operating Cash flow (9 months). NON-GAAP       $2,534,664 b,c  $1,658,924 b

Operating Cash flow per share excluding        $     0.21 b,c  $     0.14 b
non-operating items and items not related to
current operations (9 months) - basic.
NON-GAAP
Non-cash Adjustments (9 month) GAAP            $  591,472 d    $  257,875 d
Shares (9 month basic weighted average)
used in computing per share
amounts - basic GAAP                           11,862,484      11,627,464


Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -:: Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018). Therefore 3 month Net Income is reduced by the dollar amount of non-controlling interest in ENP.

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock compensation expense (2019 = $591,472, 2018 = $257,875), interest expense (2019 = $341,791, 2018 = $22,222), interest income (2019 = 69,154,
     2018 = $17,459),  gain on investment (2019 = $342,248,  2018 = $5,336), net gain/(loss) on involuntary disposition of equipment (2019 = N/A, 2018 = $1,714,261), write down of inventory (2019 = N/A, 2018 = N/A), deferred income tax recovery (2019 = $125,999, 2018 = N/A), Income tax (2019 =
     743,317, 2018 = 421,783), and Net income attributable to non-controlling interests. See the financial statements for all adjustments.

c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the $342,248 in gains from all investments, including that of the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow.

d)   Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.


                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts

                                                                     Jason Bloom
                                                         Toll Free: 800 661 3560
                                                               Fax: 403 223 2905
                                              E-mail: info@flexiblesolutions.com

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out more  information  about Flexible  Solutions and our products,  please visit
www.flexiblesolutions.com.